JAVELIN Mortgage Investment Corp. Company Update September 18, 2014

PLEASE READ: Important Regulatory and Yield Risk Disclosures Certain statements made in this presentation regarding JAVELIN Mortgage Investment Corporation (“JAVELIN” or the “Company”), and any other statements regarding JAVELIN’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for JAVELIN’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. JAVELIN assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of JAVELIN. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED. 2

JAVELIN Portfolio & Hedge Update JAVELIN has sold approximately $140 million of 15yr MBS securities that will settle in September and December 2014. Therefore, these assets have been removed from the portfolio in this presentation. However, since these transactions were done on a forward settle basis and the bonds will remain on repo until they settle, they are still included in all the repo reporting herein. The swaptions detailed on page 9 all expire by October 6, 2014 and at this point it appears they will expire out of the money and worthless. As a result, we are not including them in our hedge ratio analysis. The results of these sales upon settlement and the expiration of the swaptions will effectively: • Lower our net balance sheet duration to -0.31. • Lower our leverage ratio to approximately 7.0 x vs Q2 2014 shareholder’s equity. • Change our hedge ratio against assets to 66.4%. • Change our hedge ratio against repo to 71.2%. 3

JAVELIN Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.javelinreit.com. • Agency premium amortization is expensed monthly as it occurs. • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman and Lead Independent Director. Transparency and Governance JAVELIN REIT Manager • JAVELIN is externally managed by ARMOUR Residential Management LLC. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 11,999,085 shares of common stock outstanding (NYSE: “JMI”). • Market capitalization of $152.4 million. • JAVELIN pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. • The 2014 dividend rate is $0.15 per month. • Dividend schedule can be found at www.javelinreit.com. Information as of 9/17/2014. 4

JAVELIN Balance Sheet Targets

Assets

JAVELIN invests in Agency and Non-Agency mortgage securities.

Duration

Balance sheet target of 1.5 or less.

- 4.10 gross asset duration of Agency and non-Agency securities.
- -4.41 hedge duration (assumes swaptions expire out of the money).
- -0.31 net balance sheet duration.

Hedging

Hedge a minimum of 40% of fixed rate assets and funding rate risk.

- $801.3 million in hedges (swaps, assuming the swaptions expire).
- 66.4% of assets hedged after effect of recent sales.
- 71.2% of repurchase agreements hedged after effect of recent sales.

Liquidity

Hold 40% of unlevered equity in cash between prepayment periods.

- $52.1 million in total liquidity.
    - $33.6 million in true cash.
    - $4.6 million in unlevered securities.
    - $13.9 in short term Agency P&I.

Leverage

Long term debt to equity target of 7.5x - 8.0x.

- $1,258.2 million in net REPO borrowings.
- 7.8 x Q2 2014 shareholders' equity (today). Expected 7.0 after sales settle.

Information as of 9/17/2014.

JAVELIN MORTGAGE INVESTMENT CORP.

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JAVELIN Investment Equity Allocation Estimates as of 9/17/2014. Equity allocation is based on market value of unlevered securities plus haircut on repurchase agreements. Allocation does not include equity invested in cash and hedges. 6

JAVELIN Portfolio Strategy and Investment Methodology

- JAVELIN will utilize ARRM's proprietary analytical approach as well as Intex, Bloomberg, BlackRock Solutions and other third-party systems to analyze mortgage investment opportunities both for Agency and non-Agency mortgage securities.
- Strong bias toward a "buy and hold" strategy, with occasional sales made as market conditions change.
- The investment team considers an array of factors, both bottom up and top down:

Non-Agency Structure Analysis

- Seniority, subordination model.
- Model completeness and accuracy.
- Litigation and policy risks.

Agency & Non-Agency Class Analysis

- Prepayment history.
- Prepayment expectations.
- Premium/discount.
- Liquidity.

Agency & Non-Agency Loan Analysis

- Original and current loan balance.
- Year of origination.
- Originating company, third-party originators.
- Loan seasoning.
- Principal amortization schedule.
- Original loan-to-value ratio.
- Geography.
- 78% of JMI's 15yr MBS are between 85k – 175k loan balances

Agency Pool Analysis

- NO TBA pools – Only specified pools.
- Only "pass-through" securities. No CMO's.
- Prepayment history and expectations.
- Premium over par.
- "Hedgability."
- Liquidity.
- Diversify broadly to limit idiosyncratic pool risk.

JAVELIN
MORTGAGE INVESTMENT CORP.
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JAVELIN Agency & Non-Agency Portfolio Duration Information and pricing as of 9/17/2014. Some totals may not foot due to rounding. Agency Multifamily Ballooning in 127 Months or Less 55.1$ 103.3% 103.8% 3.50/4.91 7.48 Fixed Rates Maturing Between 121 and 180 Months 815.2$ 104.4% 104.5% 3.27/3.75 4.06 Fixed Rates Maturing Between 181 and 240 Months 46.2$ 106.0% 103.4% 3.44/3.92 4.55 Total or Weighted Average 916.6$ 104.4% 104.4% 3.29/3.83 4.29 Current Value (millions) Estimated Effective Duration Using Current Values Weighted Average Current Market Price Agency Asset Class Weighted Average Purchase Price Weighted Average Net/Gross Coupon Legacy Prime Fixed 32.4$ 84.5% 85.8% 6.01/5.66 1.89 Legacy Prime Hybrid 16.6$ 74.7% 85.7% 2.31/2.74 0.97 Legacy Alt-A Fixed 88.0$ 78.7% 83.4% 5.90/5.47 1.87 Legacy Alt-A Hybrid 8.6$ 79.1% 83.5% 2.50/2.81 0.00 New Issue Prime Fixed 130.4$ 95.5% 96.6% 3.16/3.81 6.79 New Issue Prime Floater 13.5$ 97.0% 101.8% 3.93/4.01 0.00 Total or Weighted Average 289.5$ 87.5% 90.6% 4.28/4.44 3.89 Estimated Effective Duration Using Current Values Weighted Average Purchase Price Weighted Average Current Market Price Weighted Average Net/Gross Coupon Non-Agency Securities Current Value (millions) 8

JAVELIN Hedge Portfolio Counterparties include: Citibank, N.A., Nomura Global Financial Products Inc. and Wells Fargo Bank, N.A. Information as of 9/17/2014. Some totals may not foot due to rounding. All of the swaptions expire by October 6, 2014. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 37-48 Months 41 100.0$ 0.73 Interest Rate Swap 49-60 Months 0 -$ 0.00 Interest Rate Swap 61-120 Months 102 701.3$ 1.80 Total or Weighted Average 94 $ 801.3 1.67 Interest Rate Swaptions Underlying Swap Term Weighted Average Remaining Option Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swaptions 0-60 Months 1 750.0$ 2.73 Total or Weighted Average 1 $ 750.0 2.73 9

JAVELIN Balance Sheet Hedge Metrics Information and pricing as of 9/17/2014. Some totals may not foot due to rounding. Note: The table above shows the effect of sales upon settlement and the expiration of the swaptions. Agency Assets 3.18 Non-Agency Legacy Assets 0.20 Non-Agency New Issue Assets 0.72 Interest Rate Swaps -4.41 Interest Rate Swaptions 0.00 Net Balance Sheet Duration -0.31 Duration Contribution to Balance Sheet Agency & Non-Agency Assets 1,206.1$ 66.4% Net Agency & Non-Agency Repo Balance 1,124.8$ 71.2% Amount (millions) % Hedged 10

JAVELIN Agency Portfolio Constant Prepayment Rates (“CPR”) JAVELIN expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity. 11

JAVELIN Agency & Non-Agency Repo Composition

	REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with JAVELIN	Weighted Average Original Term in Days	Weighted Average Remaining Term in Days	Longest Remaining Term in Days
1	Credit Suisse Securities (USA) LLC	$	115.9	9.1%	92	8	56
2	Barclays Capital Inc.	$	107.0	8.4%	92	48	56
3	Merrill Lynch, Pierce, Fenner & Smith Inc.	$	98.7	7.8%	89	24	29
4	Citigroup Global Markets Inc.	$	88.2	7.0%	80	37	56
5	Mitsubishi UFJ Securities (USA), Inc.	$	87.7	6.9%	92	31	49
6	BNP Paribas Securities Corp.	$	86.3	6.8%	30	23	28
7	Morgan Stanley & Co. LLC	$	81.7	6.4%	92	30	30
8	J.P. Morgan Securities LLC	$	71.1	5.6%	140	54	75
9	Nomura Securities International, Inc.	$	66.4	5.2%	91	75	90
10	Daiwa Securities America Inc.	$	66.2	5.2%	92	30	63
11	Wells Fargo Bank, N.A.	$	59.2	4.7%	31	1	12
12	CRT Capital Group LLC	$	50.1	4.0%	68	5	7
13	UBS Securities LLC	$	50.0	3.9%	918	811	950
14	RBS Securities Inc.	$	47.1	3.7%	90	50	64
15	Mizuho Securities USA Inc.	$	45.8	3.6%	92	23	23
16	Royal Bank of Canada	$	44.5	3.5%	104	55	97
17	South Street Securities LLC	$	40.0	3.2%	29	23	23
18	ICBC Financial Services LLC	$	35.1	2.8%	134	71	79
19	KGS-Alpha Capital Markets, L.P.	$	18.9	1.5%	137	153	51
20	E D & F Man Capital Markets Inc.	$	5.5	0.4%	90	57	57
21	Guggenheim Securities, LLC	$	2.6	0.2%	91	89	89
	Total or Weighted Average	**$**	**1,268.2**	**100.0%**	**118**	**66**	

Weighted Average Repo Rate	0.56%
Weighted Average Haircut	7.82%

September Paydowns	(10.0)
Net REPO after Paydowns	1,258.2
Debt to Quarter End Shareholders' Equity Ratio	7.8

(1) JAVELIN has signed MRAs with 28 counterparties.

Information as of 9/17/2014. Some totals may not foot due to rounding.

JAVELIN MORTGAGE INVESTMENT CORP.

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3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340 13